# Service Agreement (MOU)

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**Date: Friday September 11, 2015**
**Provider's Code: MT760/400M/MT-760-091115NORTHERN**
**Transaction Code: 09112015_SBLC_500MUSD**
**Receiver Code:HWOTL_09112015_SBLC_SWIFT760**

This Financial Instrument Service Agreement (herein after referred to as the "Agreement") is made effective as of Friday September 11 2015, by and between **Gary A. Rosenberg/Dr. Joseph B. Escobar The Applicants representing Q LOTUS HOLDINGS, INC./HARVESTTIME WORLDWIDE OIL TRUST LONDON, LLC,** hereafter referred to as the ("**Client**") and **Wild Stallions, LLC,** A **Kansas Limited Liability Company,** herein after referred to as the ("**Provider**").Provider and Client collectively shall be referred to as the ("**Parties**") outlining the services to be rendered to the Client by the Provider, and the fees to be earned by the Provider, pursuant to the terms contained herein and regarding **STANDBY LETTER OF CREDIT VALID FOR 366 DAYS via Swift MT760** (herein after referred to as "**Instrument**").

RECITALS:

WHEREAS, the Provider is in the business of delivering financial services, including consulting, arranging, introducing and bringing individuals and/or entities together to transact business;

And

WHEREAS the Client wishes to utilize such services arranged by the Provider;

WHEREAS, the Provider maintains that it will provide an Instrument for Client's use directly or through relationships with Third Party Trust, Entities, Investors or Banks when needed. The Provider also maintains at the date of this agreement, such Instruments requested by the Client with SWIFT capabilities shall be advised through HSBC. The Provider maintains the right to replace or amend the advising banks for SWIFT transmissions as long as the Client is given written notice and agrees to such changes or amendments in a signed writing.

WHEREAS, in connection with Provider's business, the Provider has knowledge of certain confidential sources, including but not limited to, associated companies, associated persons, consultants, Client's, customers, financial sources, investment sources, and the like (herein after referred to individually and collectively as ("**Confidential Sources**") which Provider has acquired by the investment of time, expense and effort, and which is significant and valuable;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Client and the Provider hereby agree as follows:

AGREEMENT:

1. **Warranties:** The Provider hereby expressly warrants that it will procure an account with its Investor in the amount of **$500,000,000.00 USD (FIVE HUNDRED MILLION USD)** in the **Form of standby letter of credit valid for 366 days via MT760** delivery SWIFT notification, the language of which is enclosed in Schedule-herein, that will be advised through the above listed "A" Rated banking institution(s) and deposited with the Client's receiving bank on behalf of and confirmed in a writing by the Client, (herein after referred to as the "**Instrument Services**"), within Seven(7) Banking days after the banking and transmission fees are paid by the client. Provider also expressly warrants that it will provide written notice of the Instrument to the Client at the time the Instrument is issued.

2. **Term:** This Agreement shall commence on the Effective Date and will remain active after the verification & authentication by Client's Receiving Bank of the **Instrument** for the Client (the "**Term**").

# Service Agreement (MOU)

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**Receiver's Bank Coordinates that will receive the Instrument**

**BANK** **TBD**
**ADDRESS**
**SWIFT CODE**
**ACCOUNT NUMBER**

**ACCOUNT NAME**
**BANK OFFICER**
**TEL**

3. **Deposit:** Upon the execution of this Agreement, The Client will bank wire the Provider Fee as defined immediately below in the amount of $1,500,000.00 us dollars to the designated bank account of the provider to aid paying the necessary banking cost and issuance of the standby letter of credit.

4. **Provider Fee:** The Client shall pay the Provider a total payment of **9% of instrument face value which equal to (USD 45,000,000.00)** being the cost to block cash funds **Five Hundred Million (USD 500,000,000.00) SBLC** via SWIFT MT760 for 366 days, (the "Provider Fee"), which will be deposited via wire transfer by Client into the Provider's account as balance within 60 BANKING DAYS after the SBLC has been delivered to the client's account via MT760. Client must subtract the initial transmission fees paid, **($1,500,000.00)** out of the 9% accordance with the terms and conditions stipulated in the Agreement.

**Receiver's Bank that will pay the FUNDS due in Section 4 Hereunder**

BANK TBD
ADDRESS
ACCOUNT NUMBER
ACCOUNT NAME

5. **Provider Services:** The Provider will perform the Instrument Services for the Client. The Provider Services shall be deemed for all purposes to have been performed and the compensation set forth in Section six (6) below earned, upon the performance of all of the Instrument Services in Section one (1) above.

6. **Compensation:** In exchange for the Provider Services including providing an Instrument in accordance with the terms of this Agreement, the Client shall pay the Provider the Provider Fee as stated in Section four (4) above and in accordance with the terms of the Agreement referenced herein.

7. **Payment:** The Parties agree that the Provider Fee shall be fully earned, due and payable to the Provider, upon the completion of the Provider Services and the Instrument in accordance with the terms of this Agreement and, The Provider Fee shall be disbursed directly to the Provider and / or its designees upon the delivery of the Instrument to the Client's receiving bank, the confirmation of receipt, written verification and authentication by Client's receiving bank and Client in accordance with the disbursement terms and conditions of this Agreement.

8. **Agreement Duration:** This Agreement shall terminate upon the expiration of the Term (including, without limitation, any mutually agreed extension thereof), except for Section 9-35 below which shall remain in effect for five (1) years following the Effective Date.

9. **Sub Agency:** In the event that the Provider engages any other third party to provide the Services hereunder and such third party requires compensation (hereinafter referred to as the "**Provider's Third Parties**"), the Provider shall be solely and exclusively responsible to negotiate and pay any such compensation. The Provider's Third Parties include only those entities with written engagement agreements with the Provider prior to the execution of this Agreement and specifically referencing the file number of this Agreement. The Provider agrees to indemnify, defend and hold harmless the Client from and against any and all claims, damages, liability, causes of action, fees (including attorneys' fees), costs and penalties (hereinafter referred to as "**Claims**") arising out of claims by any person or entity
Which is The Providers Third Party.

10.**NON-DISCLOSURE & NON-CIRCUMVENTION:** The Parties hereby agree that as a direct result of the Services contemplated by this Agreement, Client may directly or indirectly learn from the Provider the identity (including but not limited to names, telephone numbers, and contact information) of the Provider's Clients, associates, employees, affiliates, investors, lenders, brokers, banks, lending corporations, individuals, entities, Investment Providers and / or trusts (hereinafter "Confidential Sources"). Client hereby acknowledges, accepts and agrees that the identities of the Confidential Sources are valuable property, which are and shall remain the exclusive, proprietary and valuable assets of the Provider and no license or other rights in such Confidential Sources are granted hereby. Principal, including but not limited to it associates, partners, members, subsidiaries, divisions, employees, Clients, agents, heirs, assignees, designees and consultants (collectively, "Affiliates") expressly agree to use the Confidential Sources for the purposes of this Agreement only, to maintain the confidence of the Confidential Sources strictly confidential, and to prevent the unauthorized dissemination of the Confidential Sources to any third party and unauthorized contact of the Confidential sources by Client or any Client's Third Party. Client agrees that this is a private Agreement and a private transaction, and that Client may not disclose any Information to any other party about this transaction and Agreement except pursuant to applicable law or in connection with the enforcement of this Agreement. Provider acknowledges that during the term of this Agreement, Provider maybe exposed to highly sensitive confidential information. Such proprietary or confidential information ("Confidential Information") includes, without limitation: all technical or non-technical information; financial, accounting, or marketing data; business plans, analyses, forecasts, predictions, or projections; intellectual property, trade secrets, or "know-how"; customer or client lists; end reports, analyses, studies, or other materials containing, or based upon, other Confidential Information. Confidential Information may take the form of documentation, drawings, specifications, software, technical or engineering data, or other physical or electronic writings. Provider further acknowledges that the Client's business is part of a highly specialized field of oil recycling, and its competitive edge within the industry is due in large part to its development, compilation and utilization through the expenditure of substantial amounts of time, effort and money, certain highly sensitive, highly valuable, Confidential information. Provider acknowledges that the use or disclosure of such Confidential Information outside of the Client could severely and irreparably damage the economic interest of the Client. Provider, therefore, will not disclose to any one or use any Confidential Information outside of the Client without the written authority of a member of the Client's Board of Directors. Provider acknowledges that the Client would not engage the Provider or entrust Confidential Information to the Provider if it did not agree to maintain its confidentiality. Provider will immediately notify the Client in writing in the event Provider becomes aware of any use, publication or disclosure of Confidential Information by a third party.

11. **TERMINATION:** This Agreement shall terminate in accordance with the provisions of Section 2. Neither Party shall have the right to terminate this Agreement before the expiration of the Initial Term absent breach by the other Party of this Agreement.

12. **LEGAL COMPLIANCE:** All uses of funds must comply with the US Patriot Act including the Know Your Client Provision and International Money Laundering Regulations in additional to all other Governmental agency laws such as, but not restricted to, those of the Securities and Exchange Commission, Internal Revenue Service and Department of the Treasury. Each Party further agrees that it shall comply with all applicable state, federal and foreign laws in the performance of its duties and obligations under this Agreement. Parties represent that, to the best of their knowledge, all transactions contemplated by or arising out of this Agreement do and will comply with applicable law. Each Party expressly acknowledges that it has read and understands the terms and conditions contained in this Section 15, and Client hereby indemnify and holds harmless the Parties from and against any violations of thisSection15.

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13. **AUTHORITY**: The Client and The Provide hereby warrant that the individual persons signing this Agreement are officers authorized to evaluate, execute, deliver and enter into this Agreement for and on behalf of each Party.

14.**NON-DISCLOSURE:** It is hereby understood and agreed that Clients will not, without the written permission from the Provider reveal willingly or unwillingly any or all information regarding commissions or fees paid to the Provider, except for tax purposes, nor disclose any Confidential Sources.

15.**USE OF ACCOUNT:** The Client hereby relieves and holds harmless The Provider and its Affiliates from any and all Claims, including attorney's fees and costs, arising out of any claims, demands, causes of action, or other loss, liability, or responsibility relating to Client's use, engagement of, or attempted use of the Instrument. Additionally, except as provided above, The Provider and the Investment Provider(s) shall not be held responsible with regard to the legalities of the terms of the transaction that the Client enters into using the Instrument. The Parties hereby acknowledge that the Provider and the Investment Provider(s) are not affiliates, partners, or joint ventures of Principal. The Provider and Investment Provider(s) have not and will not in any way represent, recommend, solicit, advice, or endorse the Client regarding any proposed transaction involving the use of the Instrument contemplated by or entered into by the Client and any other third parties. The Provider is not providing tax, legal, accounting or investment advice, and is not representing Client as a securities broker or dealer. The Client acknowledges that all required due diligence regarding the contemplated transaction involving the use and delivery of the Instrument to Client is the Client's sole responsibility. This provision survives termination of this Agreement.

16.**Qualified Investors:** Client unequivocally states and estoppels that it and its affiliates are sufficiently sophisticated, knowledgeable, accredited and qualified, that they have sought out and received sufficient professional and legal advice prior to signing this Agreement, and further more were not solicited by the Provider, Investment Provider, or their affiliates.

17. **Private Financial Transaction:** The Parties acknowledge that this Agreement contemplates a private, commercial transaction between Client and an Investment Provider identified by the Provider, but which is an independent entity and not an affiliate of the Provider. Client further acknowledges that The Provider is not in the business of offering, selling, finding or otherwise acting as a broker, dealer, advisor or finder for any securities or to act as negotiators in any transaction on behalf of Principal. Client agrees that The Provider is not an agent of Principal.

18. **Breach:** Any material breach of this agreement by the Client shall result in all fees paid to date becoming non-refundable; any material breach of this agreement by the Provider shall result in all fees paid to date becoming immediately refundable to the Client:

•The Parties herby acknowledge that certain breaches or attempted breaches of this Agreement may cause irreparable harm and significant injury that maybe difficult to ascertain and for which other remedies at law would be in adequate and that the Parties shall be entitled to injunctive relief with respect to the same. As such, each Party shall have the right to seek injunctive or other equitable relief as maybe necessary or appropriate to prevent any use or disclosure of Confidential Sources or Confidential Information in violation of this Agreement, and such Party may also exercise such other rights and remedies as it may have at law or in equity.

•Client shall be liable to the Provider for the unauthorized disclosure of Confidential Sources by the Client or any of its affiliates, and the Provider shall be liable to the Client for the unauthorized disclosure of Confidential Information by the Provider or any of its affiliates.

•The Parties are not entitled to consequential or special damages.

Provider's issuing Bank and the Client's receiving bank. Any contact from parties other than the set to party bank account representatives involved in the process may only be made with prior written authorization. Any attempts outside of this process within the control of the Parties may result in account cancellation and all fees paid to date will be immediately due and payable and non-refundable.

19. **Due Diligence:** As of the Effective Date of this Agreement, Client certifies to be a professional who is familiar with how to use such an Instrument or Instrument and warrant sufficient sophistication to engage in the proposed transaction. The Client acknowledges and agrees that the Provider does not bear the responsibility to educate or provide advice as to how the Client can incorporate such Instrument into its financial plans. Client expressly acknowledges that it has read and understood the terms and conditions contained in this Agreement.

20. **Amendment:** This Agreement **May not be altered** or modified except by a writing signed by all the Parties hereto.

21. **Arbitration of Disputes:** The Parties hereby agree to submit any dispute or controversy, at law or in equity to commercial arbitration under the Rules of the American Arbitration Association. Said dispute shall be heard in Dover, Delaware. Any controversy between the Parties involving the construction and application of any of the terms, covenants or conditions of this Agreement, shall be submitted to final, binding and non-appealable arbitration on the request of any of the Parties at Provider's designated venue. The prevailing party shall be entitled to legal costs, arbitration costs and arbitrators fees. In the event that legal action becomes necessary to confirm and/or collect the award of the arbitrator, the Prevailing party in arbitration shall be entitled to reasonable attorney's fees for any post arbitration action or appeal thereof. Judgment rendered by the arbitrator may be entered in any court having jurisdiction thereof.

22.**Attorney's Fees:** In the event of any dispute between the Parties regarding any aspect of this Agreement, the prevailing Party in such dispute shall be entitled to recover from the non-prevailing Party, the prevailing Party's reasonable costs in connection there with including, without limitation, reasonable attorneys' fees, through final disposition of the matter, including final appeal.

23. **Post Judgment Fees and Costs:** Any Party who is awarded attorneys' fees and costs under the terms of this Agreement shall also be entitled to additional attorneys' fees and costs incurred in enforcement of any judgment. This clause is intended to survive any judgment rendered on this Agreement, and is not to be deemed merged into any such judgment.

24. **COUNTER PART COPIES.** This Agreement may be signed in counterpart or duplicate copies, and any signed counterpart or duplicate copy shall be equivalent to assigned original for all purposes.

25. **ENTIRE AGREEMENT.** This Agreement contains all representations and the entire understanding and agreement between the Parties with respect to the subject matter hereof and thereof .Correspondence, memoranda, and oral or written agreements that originated before the date of this Agreement are replaced in total by this Agreement unless otherwise expressly stated herein or therein. The terms and conditions of any agreements, contracts or obligations between the Investment Provider and the Client shall stand on their own.

26. **TIME OF THE ESSENCE.** All times and dates in this Agreement are of the essence.

27. **GOVERNING LAW AND VENUE.** This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, and the Parties hereby irrevocably submit to the jurisdiction and venue of the county courts in Dover County, Delaware and any federal Court located in such county, in any action or proceeding arising out of, or relating to the matters contained in this Agreement, and the Parties hereby irrevocably agree that all claims in respect of any such action or proceeding maybe heard and determined in such Court.

28. **HEADINGS.** The titles and headings of the various sections of this Agreement are intended solely for convenience of reference and are not intended to explain, modify or place any construction on any provisions of this Agreement.

29. **NO WAIVER.** The failure of any Party to insist on the strict performance of any covenant or duty required by this Agreement, or to pursue any remedy under this Agreement, shall not constitute a waiver by such Party of the breach or the remedy.

30. **SEVERABILITY.** If any part of this Agreement is determined to be illegal or unenforceable, all other parts shall remain in effect.

31. **SUCCESSORS AND ASSIGNS.** This Agreement and all of its provisions shall be binding on and inure to the benefit of the successor, heirs and assigns of the Parties hereto.
Written consent of the non-assigning Party, which consent maybe given or withheld in the sole and exclusive discretion of such Party, and any attempted assignment or transfer of this Agreement or the rights, privileges, benefits, duties and obligations created hereby and thereby, will be null and void without such prior written consent.

32. **ASSIGNMENT.** Not with standing section 9, this Agreement may not be assigned by any Party without the prior written consent of the non-assigning Party, which consent may be given or withheld in the sole and exclusive discretion of such Party, and any attempted assignment or transfer of this Agreement or the rights, privileges, benefits, duties and obligations created hereby and thereby, will be null and void without such prior written consent.

33. **FURTHER ASSISTANCE.** The Parties agree to further assist one another by executing any additional documents or Instruments reasonably required to effect the transactions contemplated herein.

34. **INDEPENDENT TAX AND LEGAL COUNSEL**. The Client acknowledges that it has been urged to seek independent tax and competent legal counsel with respect to the meaning and effect of this Agreement and warrants they have done so.

35. **Notices:** All notices, instructions and other communications required or permitted to be given hereunder must be in writing and will be deemed properly delivered when personally served or sent by fax or registered mail addressed as designated by the signatories of this Agreement.

**ATTN. XXXXXXXXXXXXX**
**CONTRACT CODE:**
**BUYER REFERENCE XXXXXXXXXXXXXXXX**
**TRANSACTION CODE: XXXXXXXXXXXXXXX**
**STAND-BY LETTER OF CREDIT NO: XXXXXXXXXXXXXX**
**AMOUNT: USD FIVE HUNDRED MILLION UNITED STATES DOLLARS ($500,000,000.00 US DOLLARS) SENDER:**
**ACCOUNT NAME:**
**ACCOUNT SIGNATORY:**
**BANK NAME:**
**BANK ADD:**
**BANK SWIFT CODE:**
**BANK OFFICER:**
**ACC. NUMBER:**
**RECEIVER:**
**Bank Name: Northern Trust Bank**
**Bank Address: 50 S. LaSalle Street, Chicago, Ill. 60603**
**Account Name: Q Lotus Holdings, Inc.**
**Routing Number: 071 000 152**
**Account Number: 3801096246**
**For Financial Credit To:**
**BIC/SWIFT Code: CNORUS44**
**Beneficiary: (Q Lotus Holdings, Inc./Gary A. Rosenberg Authorized Individual)**
**CONTRACT CODE:**
**BUYER REFERENCE CODE:**
**SELLER REFERENCE CODE:**

WE, THE UNDERSIGNED BANK XXXXXXXX HEREBY OPEN OUR IRREVOCABLE, FULLY UNCONDITIONAL, DIVISIBLE, TRANSFERABLE, CALLABLE OPERATIVE AND CONFIRMED STAND-BY LETTER OF CREDIT VALID FOR ONE (1) YEAR IN FAVOR OF:XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX FOR AN AMOUNT OF USD XXXXXX ONLY (USD XXXXX), VALID FOR ONE (1) YEAR AND ONE (1) DAY FROM THE DATE OF ISSUE XXXXXXXXXXXXXX. . PAYMENT IS AVAILABLE ON THE BENEFICIARY'S XXXXXXXXXXXXXXXXXXXXXXXXXXXXXX, FIRST WRITTEN DEMAND ON DUE DATE VIA SWIFT SYSTEM, TRANSMITTED BY AUTHENTICATED SWIFT MESSAGE.DEMAND HEREUNDER MUST BE MARKED "DRAWN UNDER STAND-BY LETTER OF CREDIT NUMBER XXXXXXXXXXXXX DATED XXXXXXXXXXXX AND IS CONDITIONED TO: FAILURE OF XXXXXXXXXX TO MAKE PAYMENT WITHIN THREE (3) BANKING DAYS OF THE ISSUANCE OF THE SELLER'S CORRESPONDING FINAL INVOICE AS OUTLINED IN AGREED CONTRACT NO: WE ENGAGE WITH YOU THAT THE DRAFTS DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS STAND-BY LETTER OF CREDIT SHALL BE DULY HONORED ON THE PRESENTATION TO US. . THE STAND-BY LETTER OF CREDIT IS SUBJECT TO UNIFORM CUSTOM AND PRACTICE FOR DOCUMENTARY STAND-BY LETTERS OF CREDIT (1993 EDITION) I.C.C. PUBLICATION NUMBER 600, LATEST VERSION. . THIS STAND-BY LETTER OF CREDIT EXPIRES ON XXXXXXXXXXX. AFTER THIS DATE OUR PAYMENT OBLIGATION EXPIRES AUTOMATICALLY WITHIN (5) FIVE INTERNATIONAL BANKING DAYS IF WE DON'T RECEIVE ANY CLAIM ON OR BEFORE THIS DATE IN FULL THE TOTAL AMOUNT OF THIS STANDBY LETTER OF CREDIT WILL BE REDUCED BY ANY PAYMENT EFFECTED BY US HERE UNDER. THE GUARANTEE IS GOVERNED BY SWITZERLAND LAW. PLACE OF JURISDICTION IS SWITZERLAND. . THIS INSTRUMENT IS A CASH BACKED OPERATIVE STAND-BY LETTER OF CREDIT. ALL BANK CHARGES OTHER THAN THAT OF THE ISSUING BANK ARE FOR THE ACCOUNT OF THE BENEFICIARY. . FOR AND ON BEHALF OF:

_ _ _ _ _ _ _ _ _ _ _ _ _ _ End of Message _ _ _ _ _ _ _ _ _ _ _ _ _

## SIGNATURE PAGE

IN WITNESS WHERE OF, the parties have caused this Agreement to be executed as of the Effective Date by their duly authorized representatives.

**ACCEPTED WITHOUT CHANGE ON BEHALF OF RECEIVER:**

Signature:______________________________________

Name: Gary A. Rosenberg
Name / Title: Q Lotus Holdings, Inc./Chairman and CEO
Issuing Country: USA
Pass Port #527905515
ID Expiry Date: 10 May 2025
**Date: Friday, September 11, 2015**

Signature: ______________________________________

Name: Dr. Joseph B. Escobar
Name / Title: Harvesttime Worldwide Oil Trust London, LLC/CEO
Issuing Country: USA
Pass Port #452847180
ID Expiry Date: 20 JUL 2019
Date: **Friday, September 11, 2015**

**ACCEPTED WITHOUT CHANGE ON BEHALF OF PROVIDER:**

____________________________
By:
Name: Gary Light
Title: Manager
Company: Wild Stallions, LLC
Passport # 482116853

Date: **Friday, September 11, 2015**

### EDT ( Electronic document transmissions )

**EDT** (Electronic document transmissions) shall be deemed valid and enforceable in respect of any provisions of this Contract. As applicable, this agreement shall be:- Incorporate **U.S. Public Law 106-229**, ''Electronic Signatures in Global and National Commerce Act'' or such other applicable law conforming to the UNCITRAL Model Law on Electronic Signatures (2001) and ELECTRONIC COMMERCE AGREEMENT ( **ECE/TRADE/257, Geneva**, May 2000) adopted by the United Nations Centre for Trade Facilitation and Electronic Business (UN/CEFACT). EDT documents shall be subject to **USDpean Community Directive No.95/46/EEC**, as applicable. Either Party may request hard copy of any document that has been previously transmitted by electronic means provided however, that any such request shall in no manner delay the parties from performing their respective obligations and duties under EDT instruments.

## APPROVED VERBIAGE FOR SBLC VIA MT760